SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2002

INTERCEPT, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	01-14213	58-2237359
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia	30071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 248-9600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant’s Certifying Accountant.

(a)  Dismissal of previous accountants

On July 18, 2002, InterCept, Inc. dismissed Arthur Andersen, LLP as its independent public accountants. InterCept’s Board of Directors approved the decision to dismiss Andersen, upon recommendation of the Audit Committee.

Andersen’s reports on InterCept’s consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During each of our two most recent fiscal years and through the date of this report, there were: (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their reports on our consolidated financial statements for those years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided Andersen with a copy of this disclosure and requested that they furnish a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. A representative from Andersen advised InterCept that Andersen is no longer in a position to provide letters relating to its termination as a former audit client’s independent public accountant and that Andersen’s inability to provide such letters has been discussed with the Staff at the SEC.

(b)  Engagement of new independent accountants

As of July 18, 2002, InterCept has engaged Deloitte & Touche LLP (“Deloitte & Touche”) to serve as its new independent accountants for the current fiscal year, which ends on December 31, 2002. During each of our two most recent fiscal years and through the date of this report, InterCept did not engage Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  The following information is filed as an exhibit to the Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated July 18, 2002 announcing the change in independent auditors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT, INC.

By:	/s/ SCOTT R. MEYERHOFF
Scott R. Meyerhoff Chief Financial Officer

Dated: July 23, 2002

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 18, 2002 announcing the change in independent auditors.

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